UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2017

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On January 27, 2017, VAALCO Energy, Inc. (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) that it has accepted the Company’s plan of compliance for continued listing.  As a result, the Company’s common stock will continue to be listed on the NYSE, subject to quarterly reviews by the NYSE’s Listing and Compliance Committee to ensure the Company’s progress toward its plan to restore compliance with the continued listing standards.  The plan extends for 18 months through May, 2018, subject to reassessment.

The Company had previously received a notice from the NYSE on November 30, 2016 that the Company was not in compliance with the NYSE’s continued listing requirements to maintain its average global market capitalization over $50 million or its stockholders’ equity over $50 million.

The NYSE had also notified the Company on August 9, 2016, that the Company was not in compliance with the NYSE’s continued listing standards requiring the average closing price of the Company’s common stock to be at least $1.00 per share over a consecutive 30-trading-day period. The Company’s stock price has remained above $1.00 per share since December 14, 2016 and has regained compliance with the $1.00 requirement as of January 31, 2017.

On February 1, 2017, the Company issued a press release announcing that it had received NYSE notice, as described above. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.

(Registrant)

Date:  February 1, 2017

By:/s/ Elizabeth D. Prochnow

Name: Elizabeth D. Prochnow

Title:Controller and Chief Accounting Officer

Exhibit Index

8

Exhibit Number	Description
99.1	Press Release, dated February 1, 2017